UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2024

CareMax, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39391	85-0992224
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 NW 57th Court Suite 400
Miami, Florida		33126
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 786 360-4768

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	CMAX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for 1/30th of one share of Class A common stock	CMAXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below under Item 1.03 of this Current Report on Form 8-K regarding the RSA, the ACO SPA, the Services Agreement and the Letter Agreement (each as defined below) is incorporated herein by reference.

Item 1.03 Bankruptcy or Receivership.

On November 17, 2024, CareMax, Inc., a Delaware corporation (the “Company”), and certain of its controlled affiliates (such affiliates, together with the Company, the “Debtors”) commenced filing voluntary petitions (the “Chapter 11 Cases”) in the U.S. Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”) seeking relief under chapter 11 of title 11 of the U.S. Code (the “Bankruptcy Code”). The Company is seeking to have the Chapter 11 Cases jointly administered under Case No. 24-80093 (MVL). The Debtors continue to operate their business and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Debtors have filed various “first day” motions with the Bankruptcy Court requesting customary relief that will enable the Company to transition into Chapter 11 protection without material disruption to its ordinary course operations. In addition, the Debtors filed with the Bankruptcy Court a motion seeking approval of the Company’s entry into debtor-in-possession financing on the terms and conditions set forth in the DIP Credit Agreement (as defined below). Additionally, the Debtors filed with the Bankruptcy Court a motion seeking approval of certain procedures (the “Bidding Procedures”) relating to the marketing and auction (if necessary) of all or some of the assets relating to the Company’s core clinic business (the “Core Centers Assets”).

Additional information about the Chapter 11 Cases, including access to Bankruptcy Court documents, is available online at https://cases.stretto.com/CareMax, a website administered by CareMax’s claims agent, Stretto, Inc. The documents and other information on this website are not part of this Current Report on Form 8-K and shall not be deemed incorporated by reference herein.

Restructuring Support Agreement

On November 17, 2024, prior to the commencement of the Chapter 11 Cases, the Company and certain of its affiliates (collectively, the “Company Parties”) entered into a Restructuring Support Agreement (together with all exhibits and schedules attached thereto, the “RSA”) with (i) the Consenting Term Loan Lenders and (ii) RHG Network, LLC, a Delaware limited liability company (collectively, the “RSA Parties”). Capitalized terms used but not otherwise defined in this “Restructuring Support Agreement” section of this Current Report on Form 8-K have the meanings given to them in the RSA.

The RSA Parties have agreed to principal terms of a restructuring (the “Restructuring”) that include the following:

a)
entry into the DIP Credit Agreement;

b)
a Marketing and Sale Process for the highest and best price with respect to the Company’s Core Centers Assets;

c)
a sale, with the consent of the Required Consenting Term Loan Lenders, of the Company’s Core Centers Assets, which may include a credit bid submitted by the DIP Lenders and/or Prepetition Term Loan Lenders, to be effectuated through the Plan;

d)
a business combination transaction, with the consent of the Required Consenting Term Loan Lenders, relating to the Company’s ACO Entities and related assets to be effectuated through the Plan; and

e)
the pursuit and consummation of the Plan that embodies the Restructuring Transactions (including the cancellation of all existing equity interests of the Company pursuant to the Plan).

The RSA contains various milestones, including the following (each individually, a “RSA Milestone” and collectively, the “RSA Milestones”), which include the dates by which the Debtors are required to, among other things, commence the Chapter 11 Cases, obtain certain orders of the Bankruptcy Court and consummate the Restructuring. Among other dates, the RSA and the RSA Milestones contemplate that:

1.
No later than two (2) days after the Petition Date, the Bankruptcy Court shall have entered the Interim DIP Order;
2.
No later than 32 days after the Petition Date, the Bankruptcy Court shall have entered the Final DIP Order;
3.
No later than 72 days after the Petition Date, an order confirming the Plan shall have been entered; and
4.
No later than 85 days after the Petition Date the Effective Date shall have occurred.

The RSA also provides that the RSA may be terminated by the Consenting Term Loan Lenders holding at least 50.01% of the aggregate outstanding principal amount (the “Required Consenting Term Loan Lenders”) of the Prepetition Loans, the Company Parties, or the ACO Purchaser, solely with respect to itself, upon the occurrence of certain events set forth therein. In particular, the Required Consenting Term Loan Lenders may terminate the RSA for, among other things, failure of the Company Parties to meet a RSA Milestone or any occurrence of an “Event of Default” under the DIP Facility that has not been waived or timely cured, and the Company Parties may terminate the RSA in the event the board of directors, board of managers or such similar governing body of any Company Party determines, after consulting with counsel, (i) that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable law or (ii) in the exercise of its fiduciary duties, to pursue an Alternative Restructuring Proposal.

Although the Company Parties intend to pursue the restructuring contemplated by the RSA, there can be no assurance that the Company Parties will be successful in completing a restructuring or any other similar transaction on the terms set forth in the RSA or at all. In addition, the transactions contemplated by the RSA are subject to approval by the Bankruptcy Court, among other conditions. Accordingly, no assurance can be given that the transactions described therein will be consummated on the expected terms, if at all.

The foregoing description of the RSA is not complete and is qualified in its entirety by reference to the RSA, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

DIP Credit Agreement

Subject to the approval of the Bankruptcy Court, the Company, as borrower (the “DIP Borrower”), and certain subsidiaries of the borrower from time to time party thereto as guarantors (together with the DIP Borrower, the “Loan Parties”) expect to enter into that certain Superpriority Priming Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”) with the lenders from time to time party thereto (the “DIP Lenders”) and Acquiom Agency Services LLC, as administrative agent and collateral agent (the “DIP Agent”), on the terms and conditions set forth therein. Capitalized terms used but not otherwise defined in this “DIP Credit Agreement” section of this Current Report on Form 8-K shall have the meanings given to them elsewhere in this Current Report on Form 8-K (or, if not defined herein, in the DIP Credit Agreement). Pursuant to the DIP Credit Agreement, the DIP Lenders have agreed, upon the terms and conditions set forth therein and subject to approval from the Bankruptcy Court, to make available to the DIP Borrower a $122.0 million senior secured superpriority postpetition term loan financing facility (the “DIP Facility”), which shall consist of:

a)
an aggregate principal amount of up to $12.0 million in New Money DIP Loans which will be made available on an interim basis (the “Interim DIP Loans”) upon entry of the Interim Order and satisfaction of the other applicable conditions to any Interim DIP Loans;

b)
an aggregate principal amount of up to $18.5 million in New Money DIP Loans which will be made available on a final basis (the “Final DIP Loans”) upon entry of the Final DIP Order and satisfaction of the other applicable conditions to any Final DIP Loans; and

c)
upon entry of the Final DIP Order, an aggregate principal amount of $91.5 million, which amount shall be equal to a portion of the principal amount of Prepetition Loans held by the Prepetition Lenders outstanding as of such date, which Prepetition Loans will be deemed to have been converted on a cashless, dollar-for-dollar basis.

The DIP Facility will be used, subject to Bankruptcy Court approval, in accordance with the DIP Orders, the Loan Documents and the Approved Budget to (i) repay certain prepetition obligations, (ii) to pay certain costs, fees, and expenses related to the Chapter 11 Cases, and (iii) to fund the working capital needs and expenditures of the Debtors during the Chapter 11 Cases.

Borrowings under the DIP Facility will bear interest at the rate of, at the election of the Company, (i) SOFR + 11.00% or (ii) the Alternate Base Rate + 10.00%. Interest on the DIP Facility is payable in-kind. In addition, the Borrower agreed to pay a 10% Exit Premium, earned upon repayment of New Money Loans or the occurrence of a Credit Bid Sale Transaction.

The DIP Credit Agreement is secured by substantially all of the assets of the Loan Parties.

The DIP Credit Agreement includes customary negative covenants for debtor-in-possession loan agreements of this type, including covenants limiting the Loan Parties and their restricted subsidiaries’ ability to, among other things, incur additional indebtedness, create liens on assets, make investments, advances or guarantees, engage in mergers, consolidations, sales of assets and acquisitions, use the proceeds of the DIP Facility for any purpose not permitted by the DIP Credit Agreement, and pay dividends and distributions, in each case subject to customary exceptions for debtor-in-possession loan agreements of this type. The DIP Credit Agreement also includes representations and warranties, mandatory prepayments, affirmative covenants, and events of default customary for financings of this type. Certain bankruptcy-related events are also events of default, including, but not limited to, the dismissal by the Bankruptcy Court of any of the Chapter 11 Cases, the conversion of any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, the appointment of a trustee pursuant to chapter 11 of the Bankruptcy Code, and certain other events related to the impairment of the DIP

Lenders’ rights or liens granted under the DIP Credit Agreement, including the failure of any Loan Party to violate any term in the Interim DIP Order or Final DIP Order.

The DIP Credit Agreement has a stated maturity date of May 17, 2025 (the “Stated Maturity Date”). The DIP Credit Agreement will also terminate and all obligations thereunder will become due on the date that is the earliest of the following (i) the Stated Maturity Date, (ii) the substantial consummation of any plan of reorganization under the Chapter 11 Cases, (iii) the date the Bankruptcy Court converts any of the Chapter 11 Cases to a Chapter 7 case, (iv) the date the Bankruptcy Court dismisses any of the Chapter 11 Cases, (v) the consummation of a sale or other disposition of all or substantially all assets of the Loan Parties, taken as a whole, under section 363 of the Bankruptcy Code and (iv) such earlier date on which the Loans shall become due and payable by acceleration or otherwise in accordance with the DIP Credit Agreement.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the DIP Credit Agreement, a substantially final form of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

ACO SPA

On November 17, 2024, the Company, Sparta Merger Sub I LLC, a Delaware limited liability company and a subsidiary of the Company (“Merger Sub I”), and Sparta Merger Sub II LLC, a Delaware limited liability company and a subsidiary of the Company (together with Merger Sub I, the “Sellers”), entered into a securities purchase agreement (the “ACO SPA”) with RHG Network, LLC (the “Buyer”) pursuant to which the Buyer has agreed to purchase, subject to the terms and conditions contained therein, 100% of the outstanding equity securities of CareMax Accountable Care Network, LLC and CareMax National Care Network, LLC, each a subsidiary of the Company (together, the “Acquired Companies”), representing the Medicare Shared Savings Program portion of the Company’s management services organization. The acquisition of the Acquired Companies by the Buyer pursuant to the ACO SPA is subject to approval of the Bankruptcy Court and one or more auctions, if necessary, to solicit higher or otherwise better bids. The Company intends to wind down the ACO REACH and Medicare Advantage portions of its management services organization.

Under the terms of the ACO SPA, the Buyer has agreed, subject to Bankruptcy Court approval and absent any higher or otherwise better bid, to acquire the Acquired Companies from the Sellers for (i) $10 million and (ii) certain 2023 and 2024 Medicare Shared Savings Program payments, as set forth in the ACO SPA. The ACO SPA includes customary representations and warranties and various customary covenants under the circumstances that are subject to certain limitations, including, without limitation, a break-up fee and expense reimbursement and the right to designate executory contracts to assume or reject.

The foregoing description of the ACO SPA is not complete, and is qualified in its entirety by reference to the ACO SPA, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.3 and is hereby incorporated herein by reference.

Services Agreement

On November 17, 2024, the Company and Brady Health Buyer, LLC, a Delaware limited liability company (the “Provider”), entered into a services agreement (the “Services Agreement”). Pursuant to the Services Agreement, the Provider agreed to provide certain services in connection with the Acquired Companies’ submission of 2024 Medicare Shared Savings Program quality data. As consideration for the Services, the Company has agreed to pay the Provider a $250,000 monthly fee (the “Ongoing Service Fee”) and a fee of 35% of the 2024 Net Receivable, accruing upon the occurrence of the 2024 Centers for Medicare and Medicaid Services data submission (the “Data Submission Fee” and, together with the Ongoing Service Fee, the “Service Fees”). Upon the consummation of the transactions under the ACO SPA, the Service Fees will be waived. If the Company consummates a sale or other disposition of any Acquired Company to a person other than the Buyer (an “Alternative Transaction”), the Service Fees will still be payable and, as a condition to consummating such Alternative Transaction, each party to such transaction must consent to and agree to be liable for the payment of all Service Fees that may become due pursuant to the Services Agreement. In addition, in the event the ACO SPA transaction does not close, and no Alternative Transaction closes, the Ongoing Service Fee will be waived.

The foregoing description of the Services Agreement is not complete, and is qualified in its entirety by reference to the Services Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.4 and is hereby incorporated herein by reference.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation under an Off-Balance Sheet Arrangement

The filing of the Chapter 11 Cases constitutes an event of default that accelerated obligations under the following debt instruments and agreements (the “Debt Instruments”):

•
Credit Agreement, dated May 10, 2022 (as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time) by and among the Company, the subsidiary guarantors party thereto, the lenders party thereto and Acquiom Agency Services LLC, as successor administrative agent and successor collateral agent.

Any efforts to enforce payment obligations under the Debt Instruments are automatically stayed as a result of the Chapter 11 Cases and the creditor’s’ rights in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

(e) In connection with the Chapter 11 Cases, the Company has implemented certain programs and initiatives that are designed to retain key employees and maintain the stability and continuity of its business (collectively, the “Retention Programs”). The Retention Programs provide critical employees throughout the organization, including our Chief Financial Officer, with the opportunity to earn retention bonus payments as set forth in their respective letter agreements. The awards were approved and adopted by the Company’s Board of Directors on November 15, 2024.

Pursuant to a letter agreement, dated as of November 15, 2024, by and between the Company and Kevin Wirges (the “Letter Agreement”), the Company’s Executive Vice President, Chief Financial Officer and Treasurer, Mr. Wirges received a $250,000 bonus payment, payable in a lump sum cash payment as soon as practicable following the execution of the Letter Agreement. The award under the Letter Agreement is subject to clawback of the after-tax value of the retention bonus if Mr. Wirges terminates employment without Good Reason (as defined in Mr. Wirges’ employment agreement) or is terminated by the Company for Cause (as defined in Mr. Wirges’ employment agreement) prior to the award becoming fully vested. The award will become fully vested upon the earliest of (i) March 15, 2025, (ii) the date of the consummation of a restructuring of the Company, including, without limitation, any exchange, refinancing, equitization, repurchase, cancellation, or forgiveness of a material and significant portion of the Company’s existing secured indebtedness (as determined in the sole discretion of the Board of Directors of the Company or a committee thereof) and (iii) a Change in Control of the Company (as defined in the Company’s 2021 Long-Term Incentive Plan).

The foregoing description of the Letter Agreement is not complete and is qualified in its entirety by reference to the Letter Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.5 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On November 17, 2024, the Company issued a press release announcing the filing of the Chapter 11 Cases, the ACO SPA and an agreement in principle reached with a potential “stalking horse” for the Company’s Core Center Assets. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This information and the information contained in Exhibit 99.1 are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in any such filing, regardless of any general incorporation language in the filing.

Cautionary Note Regarding the Company’s Securities

The Company cautions that trading in its securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. In particular, the Company expects that its security holders will experience a significant or complete loss on their investment and that the Company’s Class A common stock and warrants will be delisted from the Nasdaq Global Select Market.

Forward-Looking Statements

This current report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended.

These forward-looking statements include, but are not limited to, statements regarding the Debtors’ continued operation of the business as “debtors-in-possession”; the Company’s expectation to be granted “first day relief” and its impact on the ability to pay for continuing obligations, including, but not limited to, employee wages, vendors, suppliers for goods, services, taxes and insurance; the Company’s expectation that the transactions contemplated by the RSA are consummated by the Bankruptcy Court in the terms outlined therein; the Company’s expectation regarding the DIP Credit Agreement and the Bankruptcy Court’s approval thereof; the Company’s expectation regarding a sale of the Core Centers Assets and the Bankruptcy Court’s approval thereof and of the Bidding Procedures; the Company’s expectation regarding the ACO SPA and the Bankruptcy Court’s approval thereof; statements regarding the amount of professional fees and other costs incurred in connection with the Chapter 11 Cases; and any assumptions underlying any of the foregoing. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this current report. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements, including, but not limited to: the Company’s ability to fund its planned operations for the next twelve months and its ability to continue as a going concern; the adverse impact of the Chapter 11 Cases on the Company’s business, financial condition, and results of operations; the Company’s ability to successfully consummate the Restructuring and emerge from the Chapter 11 Cases, including by entrance into the RSA and ultimately satisfying the conditions and RSA Milestones set forth therein; the Company’s ability to improve its liquidity and long-term capital structure and to address its debt service obligations through the Restructuring; the Company’s ability to make the required payments under the agreements governing its current debt obligations; the Company’s ability to maintain relationships with suppliers, physicians, patients, employees and other third parties as a result of the Restructuring and the Chapter 11 Cases; the Company’s ability to execute on currently contemplated asset sales; the effects of the Restructuring and the Chapter 11 Cases on the Company and the interests of various constituents; risks and uncertainties associated with the Restructuring, including the Company’s ability to receive approvals for debtor-in-possession financing and the sales of its MSO and core centers businesses, obtain confirmation of the Plan under the Chapter 11 Cases and successfully consummate the Restructuring; the Company’s ability to receive any required approvals of the Plan and the responses of its securityholders and other stakeholders, including those party to the Restructuring and the RSA; subject to the successful outcome of the Restructuring, the nature, cost, impact and outcome of pending and future litigation, other legal or regulatory proceedings, or governmental investigations and actions; the Company’s ability to maintain the listing of its common stock and warrants on Nasdaq, and the resulting impact of either (i) a delisting or (ii) remedies taken to prevent a delisting on the Company’s results of operations and financial condition; and other risks and uncertainties described from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These and other risks, assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of the Company’s most recent Annual Report on Form 10-K and in other documents that the Company files or furnishes with the SEC, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to rely on these forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any current intention, and assumes no duty, to update publicly any forward-looking statement after the distribution of this report, whether as a result of new information, future events, changes in assumptions or otherwise.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit

Number Description

10.1* Restructuring Support Agreement, dated as of November 17, 2024, by and among CareMax, Inc. and the other parties thereto.

10.2* Form of Superpriority Priming Debtor-in-Possession Credit Agreement, by and among CareMax, Inc. and the other parties thereto.

10.3* Securities Purchase Agreement, dated as of November 17, 2024, by and among RHG Network, LLC, Sparta Merger Sub I LLC, Sparta Merger Sub II LLC and CareMax, Inc.

10.4* Services Agreement, dated as of November 17, 2024, by and between Brady Health Buyer, LLC and CareMax, Inc.

10.5 Letter Agreement, dated as of November 15, 2024, by and between CareMax, Inc. and Kevin Wirges.

99.1 Press Release issued by CareMax, Inc. on November 17, 2024.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 18, 2024	By:	/s/ Kevin Wirges
Name: Kevin Wirges Title: Executive Vice President, Chief Financial Officer and Treasurer